Exhibit 10.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is dated as of December 16, 2024, by and among 1847 CMD Inc., a Delaware corporation (“1847 CMD”), a Nevada corporation, CMD Inc., a Nevada corporation (“CMD”) and CMD Finish Carpentry LLC, a Nevada limited liability company (“Finish”) (Holdings, 1847 CMD, CMD and Finish are collectively referred to herein as the “Grantors”) and The CD Trust, dated October 18, 2021 (“Lender”) (together, all referred to as the “Parties”), with reference to the following facts:

A. 1847 CMD Inc., a Delaware corporation, has entered into that certain Amended and Restated Stock and Membership Interest Purchase Agreement dated as of December 5, 2024 with Lender (the “Purchase Agreement”).

B. Pursuant to Section 2.2(c) of the Purchase Agreement, 1847 CMD is required to deliver to Lender a promissory note of even date herewith in the principal amount of One Million Fifty Thousand Dollars ($1,050,000) (the “Note”), which Note is to be secured by a subordinate security interest in the assets of each of the Grantors.

C. The Grantors desire to provide to Lender, as security for 1847 CMD’s obligations under the Note and the Purchase Agreement, a second priority security interest in the Grantors’ Collateral (as defined below).

D. The Parties wish to perfect the Lender’s security interest and provide notice of the same to third parties by filing one or more financing statements with the applicable Secretary of State.

NOW, THEREFORE, the Parties agree as follows:

1. Security Interest. To secure the timely payment of all principal, interest and other costs, fees and charges due by 1847 CMD under the Note and the Purchase Agreement, each of the Grantors hereby grants to Lender a second priority security interest in the Collateral, together with all proceeds and rights to payment therefrom. The security interest herein granted is expressly subordinated to the security interest granted pursuant to the Senior Debt and Senior Indebtedness (as defined in the Note to the extent, if requested, as set forth in a Subordination Agreement reasonably acceptable to the Lender and the holder of the Senior Indebtedness).

2. Collateral. As used herein the “Collateral” means the Assets, Chattel Paper, Accounts, General Intangibles, Accounts Receivable, Deposit Accounts, Inventory, Fixtures, equipment, and Goods of the Grantors, and any and all claims, rights and interests in the same, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, and improvements to, and Proceeds of, all of the above which in any way relate to the assets purchased and the business to be conducted in accordance with the Purchase Agreement. All Capitalized terms set forth in this Paragraph 2 have the meaning set forth in the Uniform Commercial Code as adopted by the State of Nevada or Delaware, as applicable (the “UCC”).

3. Term of Agreement. This Agreement shall take effect upon the execution hereof, and shall automatically terminate, along with the security interests granted herein, upon payment in full of all principal, interest (if any), and other monetary obligations due and owing to Lender under the Note and all terms, conditions and obligations are completed pursuant to the Purchase Agreement, and thereafter all rights of Lender to the Collateral will thereupon terminate and revert to the Grantors.

4. Default Defined. A default shall be deemed to occur under this Agreement upon the occurrence and during the continuation of any Event of Default under the Note, the Guaranty or the Purchase Agreement.

5. Default. Except as specifically provided in this Agreement, no remedy conferred upon or reserved to Lender is intended to be exclusive of any other remedy. Each remedy is cumulative and in addition to every other remedy given under this Agreement and/or by law. Exercise or omission to exercise a right does not affect a subsequent right of Lender to exercise the same. Upon the happening of any of the events of default described in this Agreement, the Lender may do any of the following, subject to Section 7 herein, the express terms of any subordination provisions contained in the Note or in any Subordination Agreement with any holder of Senior Indebtedness:

(a) Exercise all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the Uniform Commercial Code of the State of Nevada or the State of Delaware, as applicable, and such other laws as may from time to time exist, including without limitation, taking possession of the Collateral without process of law.

(c) Upon demand by the Lender, Grantors shall assemble the Collateral and all records relating thereto and make it available to Lender at such place as designated by Lender. Lender at its option may sell or otherwise dispose of the Collateral in such manner as Lender determines in its absolute discretion. In disposing of the Collateral, Lender may apply the proceeds thereof to the reasonable expenses of retaking, holding, preparing for sale and selling the Collateral, and reasonable attorneys’ fees and legal expenses with respect thereto incurred by Lender, before applying such proceeds to the satisfaction of any indebtedness secured hereby. Grantors recognize that they not entitled to any funds from the sale or other disposition of any of the Collateral until such indebtedness secured hereby and the expenses and fees hereinabove referred to have first been satisfied.

6. Grantors’ Warranties and Representations. Grantors covenant, warrant and represent as follows:

(a) Grantors are authorized to execute and deliver this Agreement. This Agreement is a valid and binding obligation of Grantors. This Agreement creates a security interest enforceable against the Collateral.

(b) Neither the execution and delivery of this Agreement, nor the taking of any action in compliance with it, will: (i) violate or breach any law, regulation, rule, order or judicial action, agreement to which Grantors are a party or (ii) result in the creation of a lien against the Collateral except that created by this Agreement.

7. Senior Debt. Lender hereby (i) acknowledges the existing Senior Indebtedness under that certain Note Purchase Agreement, dated as of October 8, 2021, by and among 1847 Holdings LLC, certain of its affiliates, including Grantors, Leonite Capital LLC, as administrative agent (in such capacity, (the “Agent”), and purchasers thereunder (“Purchasers”) (as amended the “Senior Debt”), and (ii) expressly agrees that the Note and the security granted herein is subject, subordinate and junior in all respects to the Senior Debt. In accordance with the foregoing, (i) Lender shall not record any UCC filings until Agent and Purchasers have filed UCC statements against Grantors or attempt to otherwise have any perfected interest with priority to Agent and Purchasers. Lender agrees that so long as any portion of the Senior Debt is outstanding, Lender hereby subordinates any and all claims Lender may have against any Grantor or their affiliates to any claims Purchasers and their successors and assigns may have against such persons. So long as Grantor or any of their affiliates are indebted to Purchasers or their successors and assigns, Lender will take no action whatsoever, under any circumstances, whether judicially or non-judicially to exercise or enforce any rights or remedies which it may have with respect to any such person. In the event of a conflict with this Section 7 and any other terms the Note, this Agreement or any related security agreement, this Section 7 shall govern. Agent and Purchasers shall be third party beneficiaries to this Section 7 with a vested interest (and the same shall not be modified in any way without their consent, in their respective sole and absolute discretion).

8. Miscellaneous.

(a) This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the Parties hereto.

(b) This Agreement, together with the Purchase Agreement and the Note, contains the entire agreement of the Parties hereto with regard to the subject matter herein, and this Agreement may only be modified by a writing executed by Grantors and Lender.

(c) No waiver by Lender of any breach or default by Grantors under this Agreement will be a waiver of any breach or default occurring later. A waiver will be valid only if it is in writing and signed by the Lender.

(d) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

(e) This Agreement, together with the Purchase Agreement and the Note, is the entire agreement of the Parties with respect to the subject matter hereof and supersedes any prior agreement or understandings between the Parties hereto relating to the Collateral.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement on the date first written above.

LENDER

The CD Trust, dated October 18, 2021

/s/ Christopher M. Day
Christopher M. Day, Trustee

GRANTORS:

1847 CMD Inc.,
a Delaware corporation

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

CMD, Inc.,
a Nevada corporation

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

CMD Finish Carpentry LLC,
a Nevada limited liability company

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman